Form C

Cover Page

Name of issuer:

Marlo's Bakeshop LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 9/9/2013

Physical address of issuer:

1517 North Point St.
San Francisco CA 94123

Website of issuer:

https://www.marlosbakeshop.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$350,000.00

Deadline to reach the target offering amount:

1/25/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$81,405.00	$50,207.00
Cash & Cash Equivalents:	$19,125.00	$8,984.00
Accounts Receivable:	$6,838.00	$10,993.00
Short-term Debt:	$169.00	$129.00
Long-term Debt:	$216,932.00	$185,342.00
Revenues/Sales:	$364,180.00	$198,589.00
Cost of Goods Sold:	$211,409.00	$114,527.00
Taxes Paid:	($2,050.00)	($800.00)
Net Income:	($74,920.00)	($50,217.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Marlo's Bakeshop LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Marlo Giudice	CEO	Marlo's Bakeshop LLC	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jeff Canner	VP of Sales	2018
Marlo Giudice	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Marlo Giudice	8000000.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The office pantry/office coffee service sales channel is fickle and companies like to switch the product offerings for their employees often, sometimes quarterly, sometimes more frequently. These customers' revenue is included in forecasts for an average engagement length but the actual engagement period for each customer is unknown.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Jeff Canner is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We claim to be the only full line of Non-GMO Project verified biscotti on the market but we do not have visibility into whether other full lines are pursuing verification

To our knowledge we are the only company using crowd-sourced secret family recipes to bring new products to market, but that could not be the case.

Litigation: From time to time, the Company may be the subject of complaints or litigation from guests alleging food-borne illness, injury or other food quality, health or operational concerns. The Company may also be subject to a variety of other claims arising in the ordinary course of its proposed business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters.

Increase in Price, Shortage of Product: The Company's profitability depends significantly on its ability to anticipate and react to changes in meat, bread, produce, beverage and other local food costs. The supply and price of these items is more volatile than other types of food.

Negative Publicity: The popularity of a business, in general, and its menu offerings, in particular, are key factors to the success of the Company's business. Incidents that occur at a business may result in negative publicity, which could adversely affect its popularity.

Competition: The packaged foods industry is highly competitive. The Company will compete on the basis of the taste, quality and price of food offered, customer service, brand name identification, and overall experience.

Tax Matters: Prospective investors are urged to consult their own tax advisors with respect to their own tax situations and the effects of this investment as the Company is taxed as a partnership.

Limited Financial Resources and Need for Additional Financing: Although the Company estimates that the proceeds from the offering of the SAFE will be sufficient to allow implementation of the Business Plan as described herein, no assurance of such can be given.

Unforeseen contingencies may impede the Company's initial marketing efforts. If the proceeds of the offering of the SAFE are insufficient to implement the Business Plan or hit the six (6) month runway, the Company will be required to seek additional funds through one or more offerings thereby substantially diluting the SAFE investors, or by incurring indebtedness.

Business Projections: All Company financial projections and forecasting, while based on research and analysis conducted by the Company's CEO and its advisors and consultants, has not been fully tested and there can be no assurances that the Company will be successful in implementing the Business Plan.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 42% strategic sales, promotion & distribution; 39% inventory & R&D; 14% professional fee- 5% Wefunder intermediary fee

---

If we raise: **$350,000**

Use of Proceeds: 42% towards strategic sales, promotion & distribution; 27% towards Marketing & Sales Ops resources; 20% towards R&D, inventory & bringing new line of products to market; 2% towards digital marketing; 4% professional fees; 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred units** in the Company ("**Preferred Units**"), when and if the Company sponsors an equity offering that involves **Preferred Units**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Units**, **Investors will receive a number of shares of Preferred Units** calculated using the method that results in the greater number of **Preferred Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Units** issued to new Investors multiplied by (b) the discount rate (80%) , or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $2,250,000 or a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of units** outstanding at the time, not including any SAFEs or convertible notes, plus any **common units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Unit** being diluted to a value below the price per share at the time they receive **Preferred Units**. This dilution would mainly occur due to the issuance of additional units by the Company.

Investors who receive **Preferred Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common units and Preferred Units**, but excluding any shares of **common units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Units**, the Company will pay first the other holders of existing **Preferred Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common units. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	10,000,000	8,000,000	Yes
Preferred Units	3,000,000	480,000	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Units have voting rights, Preferred Units do not. Preferred units have liquidation preferences. If converted, investors in the SAFE will receive Preferred Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Hebrew Free
Issue date	08/10/15
Amount	$50,000.00
Outstanding principal plus interest	$16,299.00 as of 08/31/18
Interest rate	0.0% per annum
Maturity date	08/05/19
Current with payments	Yes

interest free

Loan

Lender	Square Capital
Issue date	12/18/17
Amount	$15,000.00
Outstanding principal plus interest	$9,037.98 as of 08/31/18
Interest rate	10.0% per annum
Maturity date	06/08/19
Current with payments	Yes

paid via% of customer card payments through Square.

Loan

Lender	Jewish Family Childrens Services
Issue date	03/13/18
Amount	$40,000.00
Outstanding principal plus interest	$41,564.00 as of 08/31/18
Interest rate	4.25% per annum
Maturity date	02/01/23
Current with payments	Yes

61 equal payments of $550 on a credit card.

Convertible Note

Issue date	09/07/12
Amount	$6,000.00
Interest rate	1.84% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	12/31/20

Convertible Note

Issue date	04/22/13
Amount	$4,000.00
Interest rate	1.84% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	12/31/20

Convertible Note

Issue date	06/09/14
Amount	$20,000.00
Interest rate	1.84% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	12/31/20

Convertible Note

Issue date	10/13/14
Amount	$20,000.00
Interest rate	1.84% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	12/31/20

Convertible Note

Issue date	01/01/15
Amount	$8,000.00
Interest rate	2.62% per annum
Discount rate	30.0%
Valuation cap	$750,000.00
Maturity date	12/31/20

Convertible Note

Issue date	02/05/16
Amount	$5,000.00
Interest rate	2.62% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	02/15/21

Convertible Note

Issue date	02/29/16
Amount	$5,000.00
Interest rate	2.62% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	02/28/21

Convertible Note

Issue date	03/15/16
Amount	$10,000.00
Interest rate	2.62% per annum
Discount rate	20.0%
Valuation cap	$750,000.00
Maturity date	03/15/21

Convertible Note

Issue date	09/26/16
Amount	$10,000.00
Interest rate	2.62% per annum
Discount rate	20.0%
Valuation cap	$1,000,000.00
Maturity date	09/26/21

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations
2/2016	Section 4(a)(2)	Convertible Note	$5,000	General operations
3/2016	Section 4(a)(2)	Convertible Note	$10,000	General operations
9/2016	Section 4(a)(2)	Convertible Note	$10,000	General operations
4/2017	Section 4(a)(2)	Preferred stock	$60,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Marlo Giudice
Amount Invested	$62,854.78
Transaction type	Loan
Issue date	01/08/14
Outstanding principal plus interest	$20,239.78 as of 08/11/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

in lieu of taking a salary the founder pays herself back on this loan $2k/month.

Name	Ann Gertz
Amount Invested	$5,000.00
Transaction type	Convertible note
Issue date	02/15/16
Interest rate	2.62% per annum
Discount rate	20.0%
Maturity date	02/15/21
Valuation cap	$750,000.00
Relationship	Grandmother of founder

Name	Linda Brady
Amount Invested	$6,000.00
Transaction type	Convertible note
Issue date	09/07/12
Interest rate	1.84% per annum
Discount rate	20.0%
Maturity date	12/31/20
Valuation cap	$750,000.00
Relationship	Mother of founder

Name	Linda Brady
Amount Invested	$4,000.00
Transaction type	Convertible note
Issue date	04/22/13
Interest rate	1.84% per annum
Discount rate	20.0%
Maturity date	12/31/20
Valuation cap	$750,000.00
Relationship	Mother of founder

Name	Linda Brady
Amount Invested	$10,000.00
Transaction type	Convertible note
Issue date	09/26/16
Interest rate	2.62% per annum
Discount rate	20.0%
Maturity date	09/26/21
Valuation cap	$750,000.00
Relationship	Mother of founder

Name	Barry Gertz
Amount Invested	$20,000.00
Transaction type	Convertible note
Issue date	06/09/14
Interest rate	1.84% per annum
Discount rate	20.0%
Maturity date	12/31/20
Valuation cap	$750,000.00
Relationship	Father of founder

Name	Barry Gertz
Amount Invested	$20,000.00
Transaction type	Convertible note
Issue date	06/09/14
Interest rate	2.62% per annum
Discount rate	20.0%
Maturity date	02/28/21
Valuation cap	$750,000.00
Relationship	Father of founder

Name	Vincent Giudice
Amount Invested	$8,000.00
Transaction type	Convertible note
Issue date	01/01/15
Interest rate	2.62% per annum
Discount rate	30.0%
Maturity date	12/31/20
Valuation cap	$750,000.00
Relationship	Husband

Name	Jessie Gertz
Amount Invested	$5,000.00
Transaction type	Convertible note
Issue date	02/29/16
Interest rate	2.62% per annum
Discount rate	20.0%
Maturity date	02/28/21
Valuation cap	$750,000.00
Relationship	Sister of founder

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Marlo's Bakeshop crafts wholesome indulgences that nurture our customers, strengthen our community, and promote women's entrepreneurship. Our signature line is the soft-baked biscotti, a recipe passed down in Marlo's family for generations, now in 6 flavors. Our sales have climbed on average 75% annually for the last two years, and we're now in 1,100 points of distribution, including a monthly 9,600 cookie order to Facebook's HQ, 244 Meijer grocery stores, and 244 Cost Plus stores nationwide.

With just two employees, we grew Marlo's Bakeshop from one cafe to more than 1,100 retail, corporate, and distributor partnerships. Now, we've brought on a seasoned sales veteran to diversify our sales efforts and expand distribution. In five years, Marlo's Bakeshop will be a household name known for better-for-you baked goods that never compromise on ingredient quality.

Milestones

Marlo's Bakeshop LLC was incorporated in the State of California in September 2013. Prior to the close of the campaign, the Company intends to amend the Operating Agreement to allow unaccredited investors to hold Preferred Units.

Since then, we have:

- Over 2 million cookies sold, 750K in 2017 alone.

- 1,100+ retail partners (up from 676 in 2017).

- Average of 65% YoY revenue growth from 2015-2017

- Recurring monthly order for 9,600 cookies for Facebook HQ.

- Sold at Cost Plus World Market, Nugget Markets, Central Market, Rouses, Meijer and online on Amazon & SamsClub.com.

- Allergy-Friendly, Non-GMO, Kosher, and certified Woman-Owned.

- Only Non-GMO Project verified line of soft-baked biscotti on the market.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $364,180 compared to the year ended December 31, 2016, when the Company had revenues of $198,589. Our gross margin was 41.95% in fiscal year 2017, compared to 42.33% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $81,405, including $19,125 in cash. As of December 31, 2016, the Company had $50,207 in total assets, including $8,984 in cash.

- *Net Loss.* The Company has had net losses of $74,920 and net losses of $50,217 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $217,101 for the fiscal year ended December 31, 2017 and $185,471 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $177,854 in debt, $60,000 in equity, and $88,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Marlo's Bakeshop LLC cash in hand is $50,000, as of August 2018. Over the last three months, revenues have averaged $50,000/month, cost of goods sold has averaged $27,600/month, and operational expenses have averaged $14,000/month, for an average net margin of $8,400 per month

There has been no substantial changes in our financials since the date of the statements.

We plan to raise further funds from angel groups and individual investors. If the raise isn't successful, we'll use our revolving line of credit for additional funds. After the raise we will expect revenues to increase and expenses to increase as we ramp up production and invest in sales, marketing and new products.

Although we cannot guarantee it, we expect revenue to increase about 20% month over month through end of year and expenses to increase proportionally through end of year.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.marlosbakeshop.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Jeff Canner
Marlo Giudice

Appendix E: Supporting Documents

Marlo_s_Bakeshop_LLC_Operating_Agreement_2017.pdf



JOIN THE MARLO'S BAKESHOP COMMUNITY

Wholesome indulgences crafted from secret family recipes

Marlo's Bakeshop crafts wholesome indulgences that nurture our customers, strengthen our community, and promote women's entrepreneurship. Our signature line is the soft-baked biscotti, a recipe passed down in Marlo's family for generations, now in 6 flavors. Our sales have climbed on average 75% annually for the last two years, and we're now in 1,100 points of distribution, including a monthly 9,600 cookie order to Facebook's HQ, 244 Meijer grocery stores, and 244 Cost Plus stores nationwide.

b2b b2c bakery coffee family food minority owned



Marlo Giudice
Founder and CEO
Develops and executes all Operations, Marketing, and Sales programs. Spearheads recipe development.


We gave free samples to total strangers on an SF street corner. See what they thought.
Soft-Baked
Soft-Baked

Why you may want to invest

1. Over 2 million cookies sold, 750K in 2017 alone.
2. 1,100+ retail partners (up from 676 in 2017).
3. Average of 65% YoY revenue growth from 2015-2017
4. Recurring monthly order for 9,600 cookies for Facebook HQ.
5. Sold at Cost Plus World Market, Nugget Markets, Central Market, Rouses, Meijer and online on Amazon & SamsClub.com.
6. Allergy-Friendly, Non-GMO, Kosher, and certified Woman-Owned.
7. Only Non-GMO Project verified line of soft-baked biscotti on the market.
8. 10% of online sales are donated to non-profits.

Our Ambition

With just two employees, we grew Marlo's Bakeshop from one cafe to more than 1,100 retail, corporate, and distributor partnerships. Now, we've brought on a seasoned sales veteran to diversify our sales efforts and expand distribution. In five years, Marlo's Bakeshop will be a household name known for better-for-you baked goods that never compromise on ingredient quality.

Marlo_s_Bake_Shop_Pitch_Deck.pdf

marlosbakeshop.com

Why I Like Marlo's Bakeshop

I invest not only money but time and resources in people who build things. Marlo Giudice has an intense passion and determination that, after investing in a number of different startups across different verticals, I have found to be the most important quality in the success of startup founders. The legacy brands that have dominated the cookie category don't offer consumers the better-for-you options they're demanding. Marlo's Bakeshop makes allergy-friendly, non-GMO, organic, convenient and wholesome cookies that people still want to indulge in and with 35% less sugar than the leading cookie per serving.



James Sowers

INVESTOR IN MARLO'S BAKESHOP; 66 ANGEL INVESTMENTS

THE BUZZ ABOUT MARLO'S BAKESHOP

I invested in Marlo's Bakeshop because Marlo is such an energetic and passionate founder who hustled her way into big name grocers and a corporate campus all on her own. She's been able to achieve impressive sales figures on a humble amount of capital. Her soft-baked biscottis are absolutely delicious and my family cannot eat enough of them. I am confident I'm betting on a winner with Marlo's Bakeshop.



Wilson Tsai
Investor in Marlo's Bakeshop; Angel Investor

Marlo's Bakeshop soft-baked biscotti are delicious straight from the package. This morning, I chose to heat my Chocolate Pumpkin Pie biscotti in the microwave for a few seconds and then dunked into my morning coffee. Oh My! My two young daughters enjoy dipping their biscotti into a glass of cold milk. No matter how you eat your soft-baked biscotti, you are sure to enjoy them! Each of the biscotti flavors we received were yummy!



Laurie
Writer for Lifestyle Blog "Emily Reviews"

While similar in appearance to traditional biscotti, these biscotti have a softer texture (no need to dip in coffee to soften these up) and richer flavor thanks to the premium, locally sourced ingredients Marlo uses in each batch. (I'm a fan of the Guittard fair trade chocolate she uses in her recipes; it's the same chocolate I use in my own baking excursions.) Heat them up (10 seconds in the microwave at low-medium power or 4 minutes in a pre-heated 200 degree oven) and put on top of vanilla bean ice cream or pair with a glass of milk for the ultimate indulgence.

Nicole Woon
Food Blogger at Passport Eater

These cookies are super yummy and remind me of Mexican Hot Chocolate. Cinnamon, cayenne and dark chocolate...YUM! We were pleased with every single bite!



Christin
Founder of Family Blog "ABCD Diaries"

A delightful blend of real pumpkin, Guittard bittersweet chocolate & those comforting, familiar pie spices like nutmeg, cinnamon, clove & allspice. As always, cookies from Marlo's Bakeshop offer the expected and satisfying crunch of traditional biscotti with the soft-baked texture that won't 'break your teeth'! Now that I know about these tasty treats, they are part of my morning break ritual- a cup of coffee joined by the delicious taste of soft-baked biscotti!



Christine
Founder of Food Blog "Engchik Eats"

This isn't your typical gluten-free cookie. It only has a hint of sweetness to it, but enough to still classify it as a dessert. It is delicious dipped in a soy latte, and if you have a sweeter tooth (like I do), then in a latte flavored with a little sweetness like chocolate or vanilla. I have to say, eating this cookie was so refreshing, given the plethora of overly-sweet gluten-free alternatives out there. This one feels and tastes like a "normal" biscotti, except it doesn't break your teeth like many hard biscotti can.



Jennifer and Lea
Registered Dietitian and Food Blogger at The Tasteful Panty

You don't often find cookies that mix pumpkin with chocolate, so these biscotti were a nice change from the traditional holiday cookies we've been sharing in our company break room. Marlo's Bakeshop has created the cookies with a soft-baked texture that makes biscotti a little easier to love. Their product is chewy and tasty and won't break your teeth like hard, traditional biscotti.

Michele DeLuca
Writer for Niagara Gazette

Good Food Mercantile, Brooklyn-Style (Part 3)

August 28, 2018 @ heritageradionetwork.org

Marlo's Bakeshop specializes in a fresh, contemporary spin on the classic, crunchy cookie using premium, GMO-free ingredients - iCrowdNewswire

iCrowdNewswire - Sep 29, 2016 This is not your grandma's biscotti...Marlo's Bakeshop specializes in a fresh, contemporary spin on the classic, crunchy cookie using premium, GMO-free ingredients. Our debut line of soft-baked biscotti provides a

Fancy Food Find: Marlo's Bakeshop

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Biting into a Piece of Family History

Grandmom Ann made soft-baked biscotti for over 50 years and never divulged her secret. When she developed arthritis and could no longer bake for her family, she passed the recipe to Marlo, who decided to leave an unfulfilling career in tech to spread her grandmother's recipe across the country.


Marlo's
Soft-Baked
BISCOTTI
THE ORIGINAL
110 CALORIES
DELICIOUS FLAVOR
ALL-NATURAL INGREDIENTS

The Only Non-GMO Project Verified Line of Soft-Baked Biscotti on the Market.


BROWN SUGAR COFFEE CAKE
BANANA BREAD



1,100 Points of Distribution, up from 676 in 2017


amazon.com
meijer
ROUSES
MARKETS
COST PLUS
WORLD MARKET
unfi
DRIVEN BY NATURE
KeHE
Solutions
~1,100 POINTS OF DISTRIBUTION

Our products are stocked in more a diverse variety of distribution channels, including ~1,100 retail stores, 25 corporate offices, 5 online stores, plus our own direct to consumer website, MarlosBakeshop.com. This summer, we launched in the Midwest with 244 Meijer stores. One of our biggest accounts is Facebook, who orders >9,600 of our soft-baked biscotti to their Menlo Park headquarters every month.

Our Journey


Marlo's Bakeshop Founded in SF
Using a family recipe for K'mish Bread passed down from her grandma, Marlo founded the company.
September 2013
Dean & DeLuca Account
Dean & DeLuca brings Marlo's full line into their 11 cafes and stores nationwide.
November 2013
1 Million Cookies Sold!
August 2016
Seasonal Pumpkin Pie is Second Fastest-Selling SKU at World Market
World Market brought our pumpkin pie cookie to all 276 stores nationwide.
June 2017
Facebook Places Recurring Monthly Order for 9,600 Cookies
July 2017
1,000+ Retailers Carry Marlo's Bakeshop Cookies
January 2018
Launch in 244 Meijer Stores in the Midwest
September 2018
Launching New Limited-Edition Seasonal Holiday Product
Brand new product launching for Q4: chocolate peppermint truffle soft-baked biscotti.
October 2018
1,400 Retailers
We already have committments for 200 Ralphs stores (a Kroger brand) and 15 Huckleberry Natural Markets in PNW.
December 2018
Release First SKUs in New Product, a Crispy Cookie Bites Snack Line
April 2019

Increasing Growth Rate Every Year; On Track for $602K in 2018


$600K
$450K
$300K
$150K
2018 Revenue on Track for $602K
2015
128 stores
2016
350 stores
2017
676 stores
2018
1,120 stores
Annual Revenue

The 2018 numbers are projections and cannot be guaranteed.

Our growth has accelerated every year since 2015, and we're on track for this to be our best yet: a 61% sales increase from last year, for a total of $602K. By the end of the year, our products will be on -- shelf in more than 1,400 stores, doubling that number from 2017, due to significant pre-orders for our brand new Chocolate Peppermint Truffle seasonal flavor and signed commitments from Ralphs Grocery (200 locations in Southern CA) and Huckleberry's Natural Market (15 locations in PNW).

Join the Marlo's Bakeshop Community

Dear Investors,

I started Marlo's Bakeshop because I knew two things:

1.) I had a product: a secret family cookie recipe with decades of rave reviews from everyone who tasted it.

2.) I had the drive: an innate competitive spirit paired with inspiration derived from other alumni of my professional pastry program who have started successful baking businesses. If they can do it, I can do it.

In my prior career in digital marketing and ad-tech, I developed a knack for relationship building and knew that everything else about managing a business I could learn. And learn, I have. With the advice and input of successful entrepreneurs and my invaluable advisors, I have bootstrapped Marlo's Bakeshop; building it up from sales to one cafe to over 1,000 retail, corporate and distributor partnerships, all with a staff of two. I took that one cookie recipe and leveraged our brand and platform to develop fifteen unique and utterly delicious products. To build on that progress and round out our lean and nimble team, I recently brought on a seasoned sales veteran–and we are ready to make waves! We are on the precipice of incredible growth in the U.S. and beyond.

Please join us. It would be an honor to have you come along on this journey and help make Marlo's Bakeshop a household name.

Sincerely,

Marlo

Founder



Marlo Giudice

Founder and CEO

Develops and executes all Operations, Marketing, and Sales programs. Spearheads recipe development.

AND THE REST OF THE TEAM



Olivia Hoedt

Sales Administration Manager

Connects with customers and assists with growing business through social media and marketing



Jeff Canner

VP of Sales

30 years in food, primarily helping emerging brands grow.



Deborah Luster

Advisor

Former President, Annie's. Co-founder at Can Do Creations, specializing in emerging natural foods.



Blair Kellison

Advisor

CEO at Traditional Medicinals. 20+ years as CEO of natural foods companies.



Swapna Kodali-Ranade

Advisor

Head of Customer Success at LinkedIn.



Greg Sieck

Advisor

35+ years in brand strategy. Clients include Dolby, Regus, Roku, and BART.

Raised $325,854From 1+ Investors

Wilson Tsai

Founder of Greedy Fish Ventures and Tsai Enterprise, Angel Investor

Interview

Wefunder interviewed Marlo Giudice on August 13, 2018.

– COLLAPSE ALL

WF: What is Marlo's Bakeshop?

GIUDICE: Our mission statement is three-pronged: we want our products to nurture our customers, strengthen our community, and promote women's entrepreneurship. We have a signature line of soft-baked biscotti and a line of heirloom cookies, and all of our products are made with clean, wholesome ingredients; they have 34% less sugar than the leading cookie per serving, and they're non-GMO project verified and/or organic- that's the wholesome indulgence piece of our mission statement that nurtures our customers. We donate as many cookies as possible to local and national non-profit organizations, schools, and fundraisers- that's the community piece of the mission. The third piece is promoting women's entrepreneurship, which is important to us as a woman-owned company. We created a seal that goes on all of our packaging that easily identifies our product as coming from a woman-owned company, to make it as easy and seamless as possible for consumers to identify products made by a minority-owned business if that's something they'd like to support.

WF: Why did you start Marlo's Bakeshop?

GIUDICE: In 2011 I had moved to the Bay Area to work in tech and found myself dissatisfied with my career. I had always enjoyed baking, and often found myself baking for colleagues. In particular, I had this recipe that my Russian grandmother had passed down to me when she got tired of making it and developed arthritis in her hands. She felt it was time to "pass the torch" by giving me this recipe. My boyfriend at the time, who is now my husband, lived across the street from a cooking school here in San Francisco. I looked up the school and found that they had an amazing part-time pastry program offered on nights and weekends. And the owner of the school (which has since closed) is an icon in the Bay Area food scene.

I liked the idea of this program because I was able to keep my job while I attended. I found myself with about 12 other women who were all as passionate about baking, butter, and sugar as I was. What I most remember though is being really inspired by other women who had gone through the same program and then had started very successful baking businesses. In the context of doing that, too, I thought to myself, 'Okay, if they can do it, I can do it.' I grew up as a competitive swimmer and have always retained a bit of that competitive nature.

At the time, I wanted to have a business that wasn't tied to one particular location or lease, so starting a storefront wasn't really for me. I needed to do something wholesale and packaged that would allow me to travel while I managed the business. I knew I had my grandmother's recipe that everybody absolutely loved when I made it for them, so I decided to sell that. I formally launched Marlo's Bakeshop in late 2012 and then I worked for another year full-time at the tech company and pursued Marlo's on nights and weekends.

In the beginning, I was doing food service, selling to cafes with a little sign that said "By Marlo's Bakeshop" to try to build some brand awareness. My first customer was a cafe in North Beach, three blocks away from where I went to pastry school. I also did Treasure Island Flea Market on the weekends, and would just put a label on a cellophane bag and try to make a little money, but also to do consumer testing. I knew everybody in my family was obsessed with the biscotti because we had this nostalgia about the cookie from my grandmother, but I wanted to make sure strangers enjoyed it just as much. I used that opportunity to develop a second flavor, as well.

In 2013, once I had branded packaging to go to stores with, we had our official company launch, which coincided with quitting my job and jumping into Marlo's full-time. With a packaged product I was able to start going to grocery stores with samples to build our local distribution.

WF: How has your distribution grown since launch?

GIUDICE: At first, it was very local. Initially, we targeted specialty food shops and niche or independent grocery stores in the Bay Area. Then we expanded in concentric circles out of our home base and now have distribution up to the Pacific Northwest and down to Southern California and east to Texas. We just launched this summer in the Midwest with the wonderful Meijer chain of grocery stores. We also recently brought on some sales representation on the east coast to expand in that part of the country as well. We now have a national customer, Cost Plus World Market, which has stores in and just outside of major metro areas all over the country. However, we're still intentionally regionally focused in our distribution, because it's a way for us to keep our arms around our brand messaging and rollout and to maintain a high level of attention paid to each customer. We want to ensure that, with each new retail partnership, we are going to support them from a marketing standpoint as much as we can and so scaling thoughtfully ensures we have the resources to do that.

We work with United Natural Foods (UNFI) and KeHE, the two largest national food distributors in the country. One of the beautiful things about our product is that we can be quite nimble within different sales channels: grocery, food service, hospitality, etc. We naturally have a long shelf life without adding any preservatives or artificial flavors, and we use single-serving packaging for all of our products. With those advantages, we have been able to tap into the office pantry market here in the Bay Area and Silicon Valley a bit, as well. Our products pair really beautifully with coffee and tea and all the things that you'd expect to find in an office kitchen, so it's a very natural place to find our cookies. For example, we work with Facebook in their headquarter campus in Menlo Park, which is a great way for us to build brand awareness in the region. It's very low risk for employees to try our product because it's free. We have seen a lift in the Bay Area in grocery stores because people taste our products at work and then see and buy it off shelves.

With respect to eCom, we sell on Amazon, Jet and Marlosbakeshop.com and are working very hard to increase our traffic to all those digital properties. We have a keen focus on optimizing our presence online, given the data we see with consumer behavior trending toward purchasing groceries there more and more. That really coincides with our social media engagement strategy (especially on Instagram and Pinterest) working to cultivate a community of Marlo's Bakeshop fans and then helping them continue their online experience to easily purchase the products through Amazon or on our website.

WF: What are your profit margins?

GIUDICE: Our gross margin, blended across all products and distribution channels, is about 48%. We're focusing on developing products with higher gross margins, which will lift the average for the brand and allow us more room to support deeper promotions to drive trial & repeat purchase and increase velocity during those periods.

We were not profitable last year but our loss was half that of the prior year. We are forecasting profitability in 2019 and are sitting at about net zero right now. We operate very leanly with a small team and minimal overhead so we don't have a lot of extraneous expenses.

As we continue to grow, we will leverage additions COGs savings on packaging volumes, ingredients, etc., which will also increase our margins.

WF: How do your margins and growth compare across sales channels?

GIUDICE: Our margins vary depending upon the channel and the marketing demands we know we'll have to contribute towards the sale. Our best margins are from direct sales on our website. Next would be food service or office pantry, and then grocery, where distributors and retail demands ads, promotion and, oftentimes, demos. Amazon actually has fees that affect our margin, even though it's technically direct to consumer.

Grocery still has the most growth, because there is still so much green space for us. We've invested in partnerships with KeHE and UNFI, and so the more volume we can drive through them, the more profitable those partnerships will become. The biggest potential for growth over the course of the next ten years would be direct to consumer sales online through Amazon and Marlosbakeshop.com. Our team works hard to create fresh content to boost our site's SEO: we post on our blog regularly, we create recipes, and we have a YouTube channel with video tutorials for desserts and snacks that you can make with our products. We really want our online presence to be places where consumers will come and spend some time engaging with our content and, at the end of it all, perhaps buy a box of cookies or two.

WF: How has your revenue grown?

GIUDICE: We've grown in double digits since inception. Last year, we saw about 87% growth over 2017 and about 46% growth from that over the prior year.

We've had some spikes in revenue as well over the years; in 2017 we did some private label work. Facebook is an ongoing customer that started in 2017 but we know they like to provide variety to their employees so we are always on the lookout for other companies to work with and participate in snack fairs as their offices regularly. The launch at Meijer is an additional 244 stores, and then World Market brought on our entire line this year, whereas in 2017 they featured one seasonal item. To support our Meijer launch we are participating in a program with KeHE, one of our distributors, that will build out our distribution into hundreds of independents in Q4 in the Midwest, too.

We project revenue to continue to grow and even more aggressively so once funding is secured. We work six to nine months ahead for opportunities in 2018 and beyond to support our three-year plan. As of right now, our fiscal year growth is about 17% over last year, but we are expecting about 50% growth total by the end of the year, as we have some Q4 commitments and a new seasonal SKU launching for the first time (Chocolate Peppermint Truffle soft-baked biscotti) that we have significant pre-orders for.

WF: How do you approach promotional strategy and discounting?

GIUDICE: The majority of our retail customers are getting our products from UNFI or KeHE and they have specific requirements, such as minimums for promotions. For instance, we may be required to be on promotion four times a year, a month long each time, and for a minimum of 15% off invoice. From there, that's your baseline and then we get more strategic in nature beyond that, like participating in special product promotions and tacking on an additional five or 10% for strategic accounts.

We typically work backwards from an on-shelf retail price point we want to achieve. So, if we know we want to sell some product at $4.99 in a specific store, we can work backwards from that. What's their margin? What's the margin that UNFI is charging them? Maybe we can sweeten your promotion with a certain discount on top of the off-invoice one to accomplish the $4.99 price point.

A very wise advisor of mine taught me that you don't have to deeply discount your items on-shelf, it's really just about getting the sale tag on your items to capture someone's attention. Once you have that, it doesn't matter if you're $1 off or $0.25 off; in fact, almost better to be $0.25 off to capture the type of customer who will buy you again when you're full price than the customer who simply shops on-deal.

WF: How do you plan to build your brand identity?

GIUDICE: Our brand is very important to me. I think ultimately, it is going to be our most valuable asset, as opposed to any specific product or retail partnership. I envision our brand as a platform for a variety of categories and snacks that can be baked. The brand is what will ultimately make us attractive for acquisition.

The way that we build the brand today is through creating a community of people that enjoy our products, support our mission, and are like-minded in their values. The more we focus on building our community and on creating a dialogue via social media, that community will not only be going in-store or online to purchase our products, but also sharing Marlo's Bakeshop with their respective networks. You see a mushrooming, snowball effect. That's why we plan on investing resources into these platforms to allow us to focus more on cultivating and nourishing this growing online community.

In the past, word-of-mouth marketing was difficult to trace. You didn't necessarily know how Joe got to you, and when you tried to trace it back, it might have been someone five contacts back from him that actually started the chain of telephone. But now, with all the analytics tools available, you can really see where online sales are coming from and what the click path was for that customer. That's really powerful, actionable data to capitalize on, and I want that to be a bigger focus for the brand moving into 2019.

WF: What sets your products apart from other cookies and biscotti? ^

GIUDICE: Our soft-baked biscotti is our signature line, from my grandmother. It takes a more tender approach to the crunch than traditional biscotti, so it is a little bit more approachable for the American palate. We joke that ours is the "gentle on your dental" biscotti, so you don't have to worry about breaking any teeth. That's the result of my grandmother's recipe. We're not Italian; our biscotti is basically Mandel bread, which is like a Jewish biscotti. It's made with oil instead of butter, which is how you get that more softer crunch. We use a very neutral flavored oil, which allows all of the other flavors to really shine through. We use beautiful nuts from a family-owned farm, and the best high-quality chocolate from Guittard; if you're going to use all these great ingredients, you want to taste all of those great flavors instead of just a big butter bomb.

The flavor profiles I developed of our soft-baked biscotti are all comfort food desserts that we've translated into our portable, dunkable form factor. A lot of people love banana bread, but while you can't put a banana bread slice in your pocket, now you can take a banana bread soft-baked biscotti on the go.

Our biscotti are very allergen friendly compared to other biscotti on the market. We offer a gluten free flavor. Ninety percent of our products are dairy-free; they're soy free because we use soy-free chocolate; and we have nut-free flavors. We recognize that people are living all sorts of dietary lifestyles right now, and we want as many people as possible to be able to enjoy our products. We're actually the only Non-GMO Project verified line of biscotti on the market.

Another thing that differentiates us is the idea of using the family recipe to inspire us and create from. I know a lot of companies do this but I believe we take it a step further. The picture of my grandmother and me on the box is there to honor this idea of passing down edible family treasures from generation to generation. Our Heirloom Cookie line is an extension of this idea. What we found when sampling our soft-baked biscotti was that the recipe's origin story really resonated with consumers, and it reminded them of their own family's nostalgia for particular flavors or cookies. They might recall a great-aunt that made a butter cookie that was amazing, for instance. This made me think about all of these edible family treasures that are just kind of floating around, some getting recorded and saved, some not. So we turned to social media and crowdsourced other families' recipes. That became the Heirloom line.

We took the recipes we'd gathered, narrowed them down to what we could commercialize, and did a lot of testing. We ended up with two products: our Sweet Heat Double Chocolate Chip Cookie and our Sesame Tahini Tea Cookie. They both have authentic, unique origin stories, which we tell on the packaging along with images of the people who created them. We really celebrate this idea of real people behind our products with a real story.

WF: Do you have plans to expand beyond your current products? ^

GIUDICE: Our research tells us that where a lot of the opportunity in the $8 billion cookie market is snacking. The number one reason that Americans snack is to treat themselves, and 94% of Americans are snacking on a daily basis. Millennials snack more than four times a day, which presents a huge opportunity. They want to treat themselves don't want to sacrificing healthfulness for that snack. People still want to feel decent at the end of the day, not like they ate three slices of cake. We created a product line that doesn't sacrifice taste or flavor for our more virtuous nutritional profiles, but that still tastes like you are indulging.

About 20-30% of our fundraising campaign (depending on the total amount) will go towards developing our new Cookie Bites line. It's kind of like Cookie Crisp cereal, but with much higher quality ingredients. This line will provide a wholesome yet delicious answer to that Millennial question: "What should I snack on?" It's something that we're really excited to bring to market, but we haven't yet had the resources to dedicate to a proper launch.

WF: Are there other brands you look to for inspiration?

GIUDICE: Stonewall Kitchen has done a really beautiful job of not compromising their go-to-market strategy and sales approach and are constantly creating innovative flavors and a beautiful product. They have elevated the conversation around specialty food in grocery. Their products are something special, not necessarily for everybody for the everyday. They em, idea that you don't have to make something that's $1.99 to appeal to everyone. You can make a really high quality, premium product, and people will splurge for it because it's premium and from a trusted brand. I admire them and all of their beautiful marketing collateral.

WF: How do you strengthen your community and promote women's entrepreneurship?

GIUDICE: We work with nonprofits and schools, some local to the Bay Area, some in different areas of the country. We donate as many cookies as we can, and sometimes we donate something that they can put into a silent raffle or similar fundraising vehicle. It also helps to get the brand in front of people that may not have been familiar with it before.

In terms of women's entrepreneurship, we designed a seal in-house, similar in appearance to the Rosie the Riveter visual, but with a contemporary spin on the silhouette. We have shared it with several other women-owned companies and encourage them to use on their packaging, and it's something we hope to see take off down the line. The seal explicitly and easily shows consumers that they are a woman-owned business and frictionlessly allows consumers to identify such businesses. If they are looking at a grocery store shelf and they see two very similar products there but one has a woman-owned seal, that could be what makes them pick up that product.

WF: Do you have further plans for your Woman-Owned Company seal?

GIUDICE: It's certainly a big opportunity for Marlo's Bakeshop. We have trademarked it, so it could be a revenue stream for us. Ultimately, we'd like to link it to a verified accreditation, then allow these verified woman-owned companies to use the artwork on their packing and in their marketing collateral. There are organizations doing something similar, but we found that nobody was doing it on the front of their packaging and the logos that existed were not explicit and easy to identify like ours is. A lot of the existing organizations just use acronyms that don't necessarily tell the why or the what in an explicit way.

WF: What are the biggest challenges and opportunities that you foresee?

GIUDICE:

The biggest challenges are just having the time and resources to focus on everything that is important to moving forward and focusing on growth. That is why we are fundraising now. It ties into our original idea of having resources dedicated to building opportunity on social media. Bringing our new product line to market will be a challenge.

These areas are also where the biggest opportunities lie: a new product line in the snacking area, a bigger community on social media to be our evangelists, and building our business online and in stores.

WF: Who else is on the team?

GIUDICE: Olivia, who has been with Marlo's Bakeshop for about 18 months now, does sales operations and marketing administration. She also does some of our social media management and helps with content creation that we syndicate across our online properties.

On the sales side, our VP of Sales is Jeff Canner, who has about three decades of experience in the food industry, primarily working with emerging brands to build them up to where they are attractive for acquisition. We supplement our sales team with contractors. We have brokers that represent the product from the Pacific Northwest and Southern California and into Texas and the Midwest.

We use a contracted bakery that does the manufacturing for us in Sonoma County, about 45 minutes away. I have worked with them for about four years now, and they are a wonderful partner. The fact that they are geographically within driving distance makes product testing, QA or just having a conversation in person easy and economical.

WF: What is your manufacturer's capacity for growth?

GIUDICE: Our manufacturer can do about 10x than we're currently doing without having to increase their own staff or number of shifts per day. If we did want to expand beyond that volume, there is still space to do more. However, we do have other co-packers we've engaged with, and we actually will use a different co-packer for our planned Crispy Cookie Bites line, up in the Pacific Northwest, so we would have that resource available to us if we did outgrow any one facility.

WF: What is your attitude toward acquisition?

GIUDICE: That's ultimately what we are working towards.

WF: Why crowdfunding?

GIUDICE: It's a perfect fit given that we are really striving to create a community around our brand. We want people to support us organically, tell their friends and family about the products, and be fellow brand evangelists. That idea of a new Marlo's community from Wefunder really excites me: there will be people all over the country who will be invested in Marlo's Bakeshop on many different levels, like I am, and that we're all hoping for the same success for the brand. The more people you can get on your side in a competitive industry like this, the better. There is so much power in word of mouth.

WF: If you were pitching an investor, what would you tell them to convince them to invest in Marlo's Bakeshop?

GIUDICE: First, that they would be really investing in me and my team. As an entrepreneur, I am relentless. I am very focused and really try to keep the values of the company and how we operate on a day-to-day basis aligned with not only doing well financially, but doing good for the community and to embody our mission. I am excited to continue to build out the Marlo's team with exceptional, talented people.

Also, we sell really, really good products. There are a lot of cookies and baked goods out there that are garbage, and they're made with garbage. The tide is turning on what people expect from the products they purchase though. We're really on the front lines of that revolution, and we have an unwavering commitment to using quality ingredients and sourcing sustainable packaging and we won't compromise on that. That's what consumers want, and it's what I want too. I don't want to put garbage in my body or in my families' bodies, and it is important for me to practice what I preach and preach what I practice. I want to give people wholesome options that they can really feel good about purchasing, enjoying and sharing.

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